As filed with the Securities and Exchange Commission on June 23, 2008

Registration No. 333-124958

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSET ACCEPTANCE CAPITAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0076779
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren, MI 48093

(Address of principal executive offices)

Asset Acceptance Capital Corp. 2004 Stock Incentive Plan

(Full Title of the Plan)

Nathaniel F. Bradley IV

Chairman, President and Chief Executive Officer

28405 Van Dyke Avenue

Warren, Michigan 48093

(586) 939-9600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Edwin L. Herbert, Esq.

Vice President-General Counsel

Asset Acceptance Capital Corp.

28405 Van Dyke Avenue

Warren, Michigan 48093

Telephone: (586) 446-1782

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer X

Smaller Reporting Company ☐	Non-Accelerated Filer ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post Effective Amendment No. 1 to Asset Acceptance Capital Corp.’s (the “Company’s”) Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 16, 2005 (file no. 333-124958) is made for the sole purpose of including the consent of Ernst & Young LLP, the Company’s former auditor, to incorporate by reference the former auditor’s report included in the annual reports of the Company on Form 10-K for the years ended December 31, 2007, December 31, 2006 and December 31, 2005, as filed as Exhibits 23.1, 23.2, and 23.3, respectively, hereto.

Item 8.	Exhibits.

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Michigan on June 23, 2008.

ASSET ACCEPTANCE CAPITAL CORP.

By:	/s/ Nathaniel F. Bradley IV
Nathaniel F. Bradley IV President, Chief Executive Officer, and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 has been signed by the following persons in the capacities indicated on June 23, 2008.

Signature	Title

/s/ Nathaniel F. Bradley IV	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Nathaniel F. Bradley IV

/s/ Mark A. Redman	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark A. Redman

*	Director
Jennifer L. Adams

*	Director
Terrence D. Daniels

*	Director
Donald Haider

*	Director
Anthony R. Ignaczak

*	Director
William I Jacobs

*	Director
H. Eugene Lockhart

*	Director
William F. Pickard

*By:	/s/ Mark A. Redman
Mark A. Redman, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Registered Public Accounting Firm